HealthAdvance

HEALTH ADVANCE, INC.
Board Resolutions - June 30, 2017

On this 30th day of June, 2017 the Minutes of Meeting for Health Advance Inc. ("Corporation") held by the Board of Directors and the Control Stock Committee ("Voting Group") with full voting rights hereby executes the following resolutions for the Corporation by a majority vote during a special meeting, which shall become effective immediately and be held in conjunction with the Bylaws of the Corporation as follows:

1. Board Resolutions 13, 14, 15, 16, 18, and 19 from the MINUTES OF MEETING FOR CONTROL STOCK COMMITTEE of Health Advance, Inc. (the "Corporation") that was held on the 6th day of June, 2017 shall remain effective.

2. The Corporation's fiscal year end has been changed from July 31 to March 31, effective as of July 1, 2017.

3. There being no further business to come before the meeting, the meeting was adjourned.

4. Dated in the State of Wyoming on the 30th day of June, 2017.

5. It is hereby acknowledged that the aforementioned Items 1 through 4 have been resolved upon voting and shall to effect on this 30th day of June 2017 under the authority of the Corporation.

X____________________________
Gregory Shusterman
Acting Chairman of the Board of Directors;
Executive Director
Health Advance, Inc.

X____________________________
Windell Abraham
Managing Director, Micro Medtech, Ltd.;
Co-Chair at Control Stock Committee;
Acting Secretary for Special Meeting of Board Resolutions for the Corporation